UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 6, 2022

BioVie Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-39015	46-2510769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 W Nye Lane Suite 201 Carson City, NV	89703
(Address of Principal Executive Offices)	(Zip Code)

(775) 888-3162

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BIVI	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 6, 2022, BioVie Inc. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) with the U.S. Securities and Exchange Commission (“SEC”) to increase, from $8.1 million to $17.5 million, the aggregate amount of shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”) that may be sold pursuant to the previously disclosed Controlled Equity OfferingSM Sales Agreement, dated August 31, 2022 (the “Sales Agreement”), between the Company and Cantor Fitzgerald & Co. and B. Riley Securities, Inc. as sales agents (the “Agents”).

As previously disclosed, under the Sales Agreement, the Company may sell shares of Common Stock from time to time through or to the Agents pursuant to the shelf registration statement on Form S-3 and the related prospectus (File No. 333-252386) that became effective on February 2, 2021, as supplemented by the prospectus supplement dated August 31, 2022, and the prospectus supplement dated September 30, 2022 (the “Prior Prospectus Supplement”).

The Company filed the Prospectus Supplement in order to increase the aggregate size of the offering to $17,500,000 as a result of an increase in the Company’s public float since the date of the Prior Prospectus Supplement. Prior to the date hereof, the Company issued and sold 1,934,871 shares of Common Stock pursuant to the Sales Agreement for net proceeds of approximately $7.4 million after commission and expenses of approximately $228,247. Following the filing of the Prospectus Supplement, an aggregate of up to $17,500,000 of additional shares of Common Stock may be sold.

A copy of the opinion of Sherman & Howard L.L.C. relating to the validity of the shares of Common Stock that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the shares of Common Stock described herein, nor shall there be any sale of these securities in any state which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Sherman & Howard L.L.C.
23.1	Consent of Sherman & Howard L.L.C. (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVIE INC.

By:	/s/ Joanne Wendy Kim
Name:	Joanne Wendy Kim
Title:	Chief Financial Officer

Date: December 6, 2022